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                                                                    Exhibit 10.4


                                Royalty Agreement

This agreement is entered into this 1st day of Oct. 1999, by and between Galera Industries Inc.("Association") and Collectible Concepts Group (Company) agrees as follow.

1. Grant of License. Association grants Company the right to use, during the term and on the conditions set forth in this Agreement, the names, symbols, trademarks and trade names as set forth on Schedule A attached hereto and incorporated herein by reference ("Name").

2. Term. This agreement shall continue for a period of 1 year (one) year from the effective date of this agreement, and shall be automatically renewed for 1 year (one) additional year terms, unless at least 60 days before the expiration of year term, either party gives to the other party notice in writing of termination at the end of such term.

3. Scope. Company shall only use the Name for outposts of marketing, distributing, advertising or other commercial purposes with respect to the products, area or purposes set forth on Exhibit A attached hereto and incorporated herein by reference. The license shall be exclusive for the period of this contract.

4 Royalty. The royalty to be paid to Association by Company for use of the name shall be as follows: 2% of gross sales. The royalty shall be payable within 15 days from end of month for paid sales the previous month.

5 Company's Duties. Company shall use the Name only for the purposes authorized in this Agreement Company's use of the Name shall conform to the highest industry standards and shall be used in a fashion to preserve the inherent value intrinsic in the Name.

6. Termination. This Agreement shall terminate upon the earliest of the following:

a. Expiration of the term of this Agreement as set forth in paragraph 2.

b. The mutual written agreement of the parties.

7. Relationship of Parties. Nothing in this Agreement shall be deemed to constitute a joint venture, partnership, employment or other legal relationship other than that of licensor and license.

8. Trade Secrets Confidentiality. Both Company and Association may share privileged and confidential information with the other party during the term of the Agreement. Any information that is intended to remain confidential shall be clearly marked. The recipient shall only distribute such information to those with a "need to know" and shall ensure that all employees or agents maintain the confidentiality of the information received.


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9. Appropriate Insurance Licensing. The Company warrants and represents that it is and will be licensed in each and every state or jurisdiction in which it performs services pursuant to the insurance codes of the various states in which such license is required. The Company further warrants and represents that it will comply with all applicable rules, licensing requirements, and other requirements of every jurisdiction in which it operates.

10. Indemnification.

10.1 Company's Indemnification. Company shall indemnify, defend and hold harmless Association from any and all damages, claims, suits, or cost relating to Company's product services, or activities, breach of this Agreement and use or misuse of Name.

10.2 Cessation. Upon termination of this Agreement, Company shall immediately cease to use the Name and shall deliver all copies of any sales material using Name to Association or destroy it as Association shall direct.

10.3 Entire agreement. This document constitutes the. entire agreement between the parties, all oral agreements begin merged herein, and supersedes all prior representation.

10.2 Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall whenever possible be cumulative with all other remedies at law or in equity.

IN WITNESS WHEREOF the parties have signed this agreement on the date first written.



___________________________________
For Collectible Concepts Group, Inc.

___________________________
For Galera Industries, Inc.


Schedule A
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Use of the image(s) of Galena's pistol, The .45 Longslide as a replica model for production of limited edition cast replicas of the pistol. Product(s) to be marketed internationally in any market CCGR deems financially feasible Also use of the image in various media for Advertising purposes.